E X H I B I T   2 1

                       LIST OF SUBSIDIARIES OF THE COMPANY

                                                                                Date of
                                                      Place of               Incorporation
Name                                               Incorporation            or Acquisition
Automated Language Processing Systems, Ltd.        Canada                   November 17, 1986

a.l.p. Services, Inc.                              Utah, USA                November 25, 1987

A.L.P. SERVICES SARL                               France                   November 30, 1987

INTERDOC SARL                                      France                   November 30, 1987

Automated Language Processing Services, Ltd.       England                  December 2, 1987

ALPNET GmbH                                        Germany                  January 11, 1988

ALPNET Canada Inc.                                 Canada                   January 15, 1988

Dr. W.D. Haehl GmbH                                Germany                  January 29, 1988

Interlingua Group Ltd.                             England                  March 31, 1988

ALPNET U.K. Ltd.                                   England                  March 31, 1988

Interlingua S.L.                                   Spain                    March 31, 1988

ALPNET Singapore Pte. Ltd.                         Singapore                March 31, 1988

ALPNET Ireland Ltd.                                Ireland                  August 18, 1995

AOLI Network Technology Ltd.                       China                    December 12, 1995

ALPNET Netherlands BV                              The Netherlands          February 12, 1996

ALPNET Belgium NV                                  Belgium                  September 16, 1996

Computype Limited                                  England                  January 31, 1997

Notes:  (1)  All subsidiaries are wholly-owned.
        (2)  The Company's Korean and Japanese operations are branches of ALPNET, Inc.